EXHIBIT 10.3

Date 3 April 2009

EURONAV NV

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

NORDEA BANK NORGE ASA

CALYON

SOCIÉTÉ GÉNÉRALE

BANK OF AMERICA, NATIONAL ASSOCIATION

SCOTIABANK (HONG KONG) LIMITED

as Lead Arrangers

- and -

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

DEXIA BANK BELGIUM NV

DNB NOR BANK ASA

FORTIS BANK

ETHIAS BANK

as Co-Arrangers

- and -

NORDEA BANK NORGE ASA

CALYON

SOCIÉTÉ GÉNÉRALE

as Bookrunners

- and -

NORDEA BANK NORGE ASA

as Agent and as Security Trustee

LOAN AGREEMENT

relating to a loan facility of US$300,000,000 comprising:

(i) a term loan facility of US$214,000,000; and

(ii) a newbuilding facility of US$86,000,000

Watson, Farley & Williams

London

INDEX

Clause		Page

1	INTERPRETATION	1

2	FACILITY	15

3	POSITION OF THE LENDERS AND SWAP BANKS	16

4	DRAWDOWN	17

5	INTEREST	18

6	INTEREST PERIODS	20

7	DEFAULT INTEREST	21

8	REPAYMENT AND PREPAYMENT	22

9	CONDITIONS PRECEDENT	25

10	REPRESENTATIONS AND WARRANTIES	25

11	GENERAL UNDERTAKINGS	27

12	CORPORATE UNDERTAKINGS	30

13	INSURANCE	32

14	SHIP COVENANTS	35

15	SECURITY COVER	38

16	PAYMENTS AND CALCULATIONS	39

17	APPLICATION OF RECEIPTS	41

18	APPLICATION OF EARNINGS	42

19	EVENTS OF DEFAULT	42

20	FEES AND EXPENSES	46

21	INDEMNITIES	47

22	NO SET-OFF OR TAX DEDUCTION	48

23	ILLEGALITY, ETC	50

24	INCREASED COSTS	50

25	SET-OFF	52

26	TRANSFERS AND CHANGES IN LENDING OFFICES	52

27	VARIATIONS AND WAIVERS	56

28	NOTICES	57

29	SUPPLEMENTAL	58

30	LAW AND JURISDICTION	59

SCHEDULE 1 LENDERS AND COMMITMENTS		61

SCHEDULE 2 MAXIMUM ADVANCES		64

SCHEDULE 3 DRAWDOWN NOTICE		65

SCHEDULE 4 CONDITION PRECEDENT DOCUMENTS		66

SCHEDULE 5 TRANSFER CERTIFICATE		70

SCHEDULE 6 DETAILS OF SHIPS		74

SCHEDULE 7 DESIGNATION NOTICE		75

SCHEDULE 8 MANDATORY COST FORMULA		76

SCHEDULE 9 FORM OF CERTIFICATE OF COMPLIANCE		78

EXECUTION PAGES		80

THIS AGREEMENT is made on 3 April 2009

BETWEEN

(1)	EURONAV NV, as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	NORDEA BANK NORGE ASA, CALYON, SOCIÉTÉ GÉNÉRALE, BANK OF AMERICA, NATIONAL ASSOCIATION and SCOTIABANK (HONG KONG) LIMITED as Lead Arrangers;

(4)	SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), DEXIA BANK BELGIUM NV, DNB NOR BANK ASA, FORTIS BANK and ETHIAS BANK, as Co-Arrangers;

(5)	NORDEA BANK NORGE ASA, as Agent; and

(6)	NORDEA BANK NORGE ASA, as Security Trustee.

BACKGROUND

(A)	The Lenders have agreed to make available to the Borrower a loan facility of $300,000,000 comprising:

(i)	a Term Loan Facility of $214,000,000 for general corporate and working capital purposes and to pay fees and expenses in relation to the Facility; and

(ii)	a Newbuilding Facility of $86,000,000 for general corporate and working capital purposes.

(B)	The Swap Banks may agree to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Banks have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement on the terms described herein.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Account Security Deed” means a deed creating security in respect of the Earnings Account to be executed by the Borrower in favour of the Security Trustee in the Agreed Form;

“Advance” means the Term Advance and each Newbuilding Advance;

“Affected Lender” has the meaning given in Clause 5.7;

“Agency and Trust Deed” means the agency and trust deed dated the same date as this Agreement and entered into between the same parties as are parties to this Agreement;

“Agent” means Nordea Bank Norge ASA, acting in such capacity through its office at Middelthunsgate 17, P.O. Box 1166, Sentrum, 0107 Oslo, Norway, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Agent” means Nordea Bank Norge ASA, acting in such capacity through its office at Middelthunsgate 17, P.O. Box 1166, Sentrum, 0107 Oslo, Norway, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Agreed Form” means in relation to any document, that document in a form agreed in writing by the Agent (acting on the instructions of the Lenders), or if otherwise approved in accordance with any other approval procedure specified in the relevant provision of any Finance Document;

“Approved Flag” means Belgian flag, French flag, Greek flag or any other flag acceptable to the Agent (with the authorisation of the Majority Lenders);

“Approved Manager” means, in relation to the technical management of each Ship, Euronav Shipmanagement SAS of de Gerlachekaai 20, B-2000 Antwerp, Belgium or any wholly owned subsidiary of the Borrower or, in each case, any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical manager of that Ship;

“Approved Shipbroker” means Arrow Sale & Purchase (UK) Limited, H. Clarkson & Co. Ltd., R S Platou Shipbrokers A.S., Braemar Seascope Limited, Maersk Broker K/S and ACM Shipping or such other independent sale and purchase shipbrokers which the Agent has approved or selected (with the authorisation of the Majority Lenders);

“Arrangers” means, together, the Lead Arrangers and the Co-Arrangers;

“Available Newbuilding Commitment” means, in relation to a Lender and at any time, its Newbuilding Commitment less its Newbuilding Contribution at that time (and “Total Available Newbuilding Commitments” means the aggregate of the Available Newbuilding Commitments of all the Lenders);

“Available Term Commitment” means, in relation to a Lender and at any time, its Term Commitment less its Term Contribution at that time (and “Total Available Term Commitments” means the aggregate of the Available Term Commitments of all the Lenders);

“Availability Period” means:

(a)	in the case of the Term Loan Facility, a period commencing on the date of this Agreement and ending on:

(i)	the date falling 2 months after the date of this Agreement (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or

(ii)	if earlier, the date on which the Total Term Commitments are fully borrowed, cancelled or terminated; and

(b)	in the case of the Newbuilding Facility, a period commencing on the date of this Agreement and ending on:

(i)	the Newbuilding Termination Date (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or

(ii)	if earlier, the date on which the Total Newbuilding Commitments are fully borrowed, cancelled or terminated;

“Borrower” means Euronav NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium;

“Borrower’s Group” means the Borrower and each of its subsidiaries;

“Business Day” means a day on which banks are open in Brussels, London, Oslo, Paris and Hong Kong and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Builder” means Samsung Heavy Industries Co., Ltd., a company incorporated in Korea whose registered office is at 11th Floor, KIPS Center, 647-9, Yeoksam-Dong, Kangnam-Gu, Seoul, Korea;

“Change of Control” means, in relation to the Borrower, if 2 or more persons acting in concert or any individual person other than Saverco:

(a)	acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent, of the issued share capital of the Borrower; or

(b)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower;

“Co-Arrangers” means, together, Skandinaviska Enskilda Banken AB (publ), Dexia Bank Belgium SA/NV, DnB NOR Bank ASA, Fortis Bank, UK Branch and Ethias Bank;

“Commitment” means, in relation to a Lender, the aggregate of its Term Commitment and its Newbuilding Commitment (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meaning given in the relevant Master Agreement;

“Contractual Currency” has the meaning given in Clause 21.4;

“Contribution” means, in relation to a Lender, the aggregate of its Term Contribution and its Newbuilding Contribution;

“Creditor Party” means the Agent, the Security Trustee, the Arrangers, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank;

(b)	its purpose is the hedging of the Borrower’s exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Facility (or any part thereof) for a period expiring no later than the Maturity Date; and

(c)	it is designated by the Borrower and/or by the relevant Swap Bank, by delivery by the Borrower and/or that Swap Bank to the Agent of a notice of designation in the form set out in Schedule 7, as a Designated Transaction for the purposes of the Finance Documents;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means the Term Drawdown Date or a Newbuilding Drawdown Date;

“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	all freight, hire and passage moneys, compensation payable to the Borrower in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)	if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

“Earnings Account” means an account in the name of the Borrower with the Agent in Oslo designated “6017.04.41527 - Earnings Account”, or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is agreed by the Agent and the Borrower as the Earnings Account for the purposes of this Agreement;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or is reasonably likely to be arrested, attached, detained or injuncted and/or a Ship and/or the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or reasonably likely to be arrested and/or where the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 19.1;

“Facility” means, together, the Term Loan Facility and the Newbuilding Facility;

“Fair Market Value” means, in relation to a Ship, a valuation of its market price as determined in accordance with Clause 15.3;

“Finance Documents” means:

(a)	this Agreement;

(b)	the Agency and Trust Deed;

(c)	the Account Security Deed;

(d)	the Mortgages;

(e)	the General Security Deeds;

(f)	the Time Charter Security Deeds, and

(g)	any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“General Security Deed” means, in relation to each Ship, a deed executed or to be executed by the Borrower in favour of the Security Trustee creating security in respect of the Earnings, the Insurances and any Requisition Compensation relating to that Ship in the Agreed Form;

“IFRS” means International Financial Reporting Standards in effect from time to time;

“Insurances” means, in relation to a Ship:

(a)	all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Period” means a Term Interest Period or a Newbuilding Interest Period;

“Interest Tranche” means each part of the Term Loan or of the Newbuilding Loan (as the case may be) for which the Borrower has selected a separate Interest Period pursuant to Clause 6;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation) as adopted by the International Maritime Organisation Assembly, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation (“IMO”) as the same may be amended or supplemented from time to time;

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lead-Arrangers” means, together, Nordea Bank Norge ASA, Calyon, Société Générale, Bank of America, National Association and Scotiabank (Hong Kong) Limited;

“Lender” means a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Borrower under Clause 26.14) or its transferee, successor or assign;

“LIBOR” means, for an Interest Period:

(a)	the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Reuters Page Libor 01 at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, “Reuters Page Libor 01” means the display designated as “Page Libor 01” on the Reuters Service or such other page as may replace Page Libor 01 on that service for the purpose of displaying rates comparable to that rate); or

(b)	if no rate is quoted on Reuters Page Libor 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank’s request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $5,000,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)	before any Advance has been made, Lenders the aggregate of whose Commitments total at least 66 2/3 per cent. of the Total Commitments; and

(b)	after the first Advance has been made, Lenders the aggregate of whose Contributions total at least 66 2/3 per cent. of the Total Contributions;

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 8;

“Margin” means 2.50 per cent, per annum;

“Maturity Date” means the date falling 60 months after the date of this Agreement;

“Master Agreement” means each master agreement (on the 1992 or 2002 (as the case may be) ISDA (Multicurrency-Crossborder) form) in an agreed form to be made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement;

“Mortgage” means, in relation to each Ship, a first priority cross collateralised mortgage over that Ship executed or to be executed by the Borrower in favour of the Security Trustee in the case of a Ship registered on Belgian flag and in favour of all the Lenders and, if applicable, also the Swap Banks, in the case of a Ship registered on French or Greek flag, in each case in the Agreed Form;

“Negotiation Period” has the meaning given in Clause 5.10;

“Newbuildings” means the 2 newbuildings listed as Ship 5 and Ship 6 in Schedule 6 which are to be acquired by the Borrower pursuant to the Shipbuilding Contract for that Newbuilding and shall be registered on an Approved Flag;

“Newbuilding Advance” means the principal amount of each borrowing of a portion of the Newbuilding Facility under this Agreement;

“Newbuilding Advance Drawdown Amount” means, in relation to the Newbuilding Advance in respect of each Newbuilding, the amount listed in the fourth column of Schedule 2 for that Newbuilding;

“Newbuilding Commitment” means, in relation to a Lender, the amount set opposite its name in the fourth column of Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Newbuilding Commitments” means the aggregate of the Newbuilding Commitments of all the Lenders);

“Newbuilding Contribution” means, in relation to a Lender, the part of the Newbuilding Loan which is owing to that Lender;

“Newbuilding Drawdown Date” means, in relation to a Newbuilding Advance, the date requested by the Borrower for that Newbuilding Advance to be made, or (as the context requires) the date on which that Newbuilding Advance is actually made;

“Newbuilding Interest Period” means a period determined in accordance with Clause 6.2;

“Newbuilding Facility” means the Newbuilding loan facility of $86,000,000 as that amount may be reduced by borrowing, cancellation or termination under this Agreement;

“Newbuilding Loan” means the principal amount of the Total Newbuilding Commitments borrowed by the Borrower under this Agreement which is for the time being outstanding under this Agreement;

“Newbuilding Repayment Date” means a date on which a repayment of the Newbuilding Loan is required to be made under Clause 8;

“Newbuilding Termination Date” means the date falling 12 months after the date of this Agreement;

“Notifying Lender” has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

“Owned Ships” means the 4 ships listed as Ship 1 to 4 (inclusive) in Schedule 6 which are owned by the Borrower at the date of this Agreement and registered in the ownership of the Borrower on the flag indicated in relation to that Ship in Schedule 6;

“Payment Currency” has the meaning given in Clause 21.4;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)	liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps);

(f)	any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Borrower is prosecuting or defending such proceedings or arbitration in good faith by appropriate steps provided such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship; and

(g)	Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)	any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interests or in which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)	a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)	a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Pool Agreement” means, in relation to each Ship, any pool agreement which the Borrower or any of its subsidiaries may enter into or have entered into and which that Ship is subject to;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Reference Banks” means, subject to Clause 26.16, Nordea Bank Norge ASA, Calyon and Société Générale;

“Relevant Person” has the meaning given in Clause 19.9;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Saverco” means Saverco NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium;

“Secured Liabilities” means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any Designated Transactions or any judgment relating to any Finance Document or any Designated Transactions; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means any person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents”;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the other Creditor Parties that:

(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid; and

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement;

(c)	neither any Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d)	the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee” means Nordea Bank Norge ASA, acting in such capacity through its office at Middelthuns gate 17, P.O. Box 1166, Sentrum, 0107 Oslo, Norway, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Servicing Bank” means the Agent or the Security Trustee;

“Ship” means each of the Owned Ships and the Newbuildings and “Ship 1”, “Ship 2”, “Ship 3”, “Ship 4”, “Ship 5” and “Ship 6” mean the ships listed as such ships in Schedule 6;

“Shipbuilding Contract” means, in the case of each Newbuilding, the shipbuilding contract dated 23 October 2006 made between the Builder and the Borrower for the construction of that Newbuilding by the Builder and its purchase by the Borrower as supplemented and amended from time to time;

“Swap Bank” means any Lender, or any parent, subsidiary or associated company of a Lender (as the case may be), which enters into a Master Agreement and a Designated Transaction with the Borrower;

“Swap Counterparty” means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction;

“Term Advance” means the principal amount of the borrowing of the Term Loan Facility under this Agreement;

“Term Advance Drawdown Amount” means, in relation to the Term Advance in respect of each Owned Ship, the amount listed in the third column of Schedule 2 for that Ship;

“Term Commitment” means, in relation to a Lender, the amount set opposite its name in the third column of Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Term Commitments” means the aggregate of the Term Commitments of all the Lenders);

“Term Contribution” means, in relation to a Lender, the part of the Term Loan which is owing to that Lender;

“Term Drawdown Date” means the date requested by the Borrower for the Term Advance to be made, or (as the context requires) the date on which the Term Advance is actually made;

“Term Interest Period” means a period determined in accordance with Clause 6.1;

“Term Loan” means the principal amount of the Total Term Commitments borrowed by the Borrower under this Agreement which is for the time being outstanding under this Agreement;

“Term Loan Facility” means the term loan facility of $214,000,000 as that amount may be reduced by borrowing, cancellation or termination under this Agreement;

“Term Repayment Date” means a date on which a repayment of the Term Loan is required to be made under Clause 8;

“Time Charterer” means:

(a)	in the case of the Ship 1, BP Shipping Limited, a company incorporated in England whose registered office is at Chertsery Road, Sunbury Upon Thames, Middlesex, TW16 7BP;

(b)	in the case of the Ship 2, Ship 5 or Ship 6 (being whichever ship is the substitute ship under this charter) Ultramar Ltd., a company incorporated in Quebec whose registered office is at 2200 McGill College, Montreal (Quebec), H3A 3L3;

(c)	in the case of the Ship 3, Chartering & Shipping Services SA, a company incorporated in Switzerland acting through its office at World Trade Centre, P.O. Box 532, 1215, Geneva 15 Aeroport, Switzerland; and

(d)	in the case of the Ship 4, Chartering & Shipping Services SA, a company incorporated in Switzerland whose registered office is at World Trade Centre, P.O. Box 532,1215, Geneva 15 Aeroport, Switzerland;

“Time Charters” means each of the following time charters, as amended, entered into between the Borrower and the relevant Time Charterer:

(a)	the time charter dated 18 December 2007 in relation to Ship 1;

(b)	the time charter dated 1 July 2008 in relation to Ship 2, Ship 5 or Ship 6 (being whichever ship is the substitute ship under this charter);

(c)	the time charter dated 29 January 2008 in relation to Ship 3; and

(d)	the time charter dated 29 January 2008 in relation to Ship 4;

“Time Charter Security Deed” means, in relation to each Time Charter, a deed executed or to be executed by the Borrower in favour of the Security Trustee creating security in respect of that Time Charter in the Agreed Form;

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)	any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the Borrower’s full control;

(c)	any condemnation of that Ship by any tribunal or by any person claiming to be a tribunal; and

(d)	any arrest, capture, seizure or detention of that Ship (including piracy or theft) unless it is within 90 days redelivered to the Borrower’s full control;

“Total Loss Date” means, in relation to a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction” has the meaning given in each Master Agreement;

“Transfer Certificate” has the meaning given in Clause 26.2; and

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Deed.

1.2	Construction of certain terms. In this Agreement:

“administration notice” means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

“approved” means, for the purposes of Clause 13, approved in writing by the Agent acting with the authorisation of the Majority Lenders (which authorisation shall not be unreasonably withheld);

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter or fax;

“excess risks” means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means, in relation to a Ship, all insurances effected, or which the Borrower is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (01/11/02 or 01/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/1995 or 1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of “month”. A period of 1 or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)	a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)	references in Clause 1.1 to a Finance Document or any other document being in an “agreed form” are to the form agreed between the Agent (acting with the authorisation of each of the other Creditor Parties) and the Borrower;

(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower:

(a)	a Term Loan Facility in an amount of $214,000,000; and

(b)	a Newbuilding Facility in an amount of $86,000,000.

2.2	Lenders’ participations. Subject to the other provisions of this Agreement, each Lender shall:

(a)	participate in the Term Advance in the proportion which, as at the Term Drawdown Date, its Term Commitment bears to the Total Term Commitments; and

(b)	participate in each Newbuilding Advance in the proportion which, as at the relevant Newbuilding Drawdown Date, its Newbuilding Commitment bears to the Total Newbuilding Commitments.

2.3	Purpose of Advances. The Borrower undertakes with each Creditor Party to use each Term Advance and each Newbuilding Advance only for the respective purposes stated in the preamble to this Agreement.

3	POSITION OF THE LENDERS AND SWAP BANKS

3.1	Interests of Lenders several. The rights of the Lenders and of the Swap Banks under this Agreement are several.

3.2	Individual right of action. Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any Arranger, any other Lender or any other Swap Bank as additional parties in the proceedings.

3.3	Proceedings requiring Majority Lender consent. Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against the Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4	Obligations several. The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

(a)	the obligations of the other Lenders or the other Swap Banks being increased; nor

(b)	the Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or a Master Agreement;

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or the Master Agreement to which it is a party.

3.5	Swap Banks. Each Lender agrees that a Lender, or any parent, subsidiary or associated company of a Lender (as the case may be), shall be a Swap Bank under this Agreement and the other Finance Documents if, and with effect from the date, it enters into a Master Agreement and a Designated Transaction with the Borrower.

3.6	Security Trustee as joint and several creditor.

(a)	The Borrower and each of the Creditor Parties agrees that the Security Trustee shall be the joint creditor (“hoofdelijke schuldeiser”) together with each other Creditor Party of each liability and obligation of the Borrower towards any Creditor Party under any Finance Document, and that accordingly the Security Trustee will have its own independent right to demand performance by the Borrower of those liabilities and obligations. However, any discharge of any liability or obligation of the Borrower to one of the Security Trustee or another Creditor Party shall, to the same extent, discharge the corresponding liability or obligation owing to the other.

(b)	Without limiting or affecting the Security Trustee’s rights against the Borrower (whether under this paragraph or under any other provision of the Finance Documents), the

Security Trustee agrees with each other Creditor Party (on a several and separate basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Creditor Party except with the consent of the relevant Creditor Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee’s right to act in the protection or preservation of rights under or to enforce any Finance Document (or to do any act reasonably incidental to any of the foregoing).

(c)	Subject to the provisions of this Clause 3.6, the Security Trustee holds any security created by a Finance Document in its name and the Security Trustee shall have full and unrestricted title to and authority in respect of that security, subject always to the terms of the Finance Documents.

4	DRAWDOWN

4.1	Request for Advance. Subject to the following conditions, the Borrower may request that the Term Advance or a Newbuilding Advance be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(a)	in the case of the Term Advance:

(i)	the Term Drawdown Date has to be a Business Day during the Availability Period for the Term Loan Facility;

(ii)	the Term Advance shall be drawn down in 1 Advance;

(iii)	the aggregate amount of the Term Advance shall not exceed the lesser of (i) 65 per cent of the aggregate of the Fair Market Value of the Owned Ships on the Term Drawdown Date and (ii) the aggregate of the Term Advance Drawdown Amount for the Owned Ships; and

(iv)	the aggregate amount of the Term Advance shall not exceed the Total Term Commitments;

(b)	in the case of a Newbuilding Advance:

(i)	a Newbuilding Drawdown Date has to be a Business Day during the Availability Period for the Newbuilding Facility and shall not be later than the date on which that Newbuilding is delivered to the Borrower under the relevant Shipbuilding Contract;

(ii)	there shall be only 1 Advance for each Newbuilding;

(iii)	a Newbuilding Advance shall not exceed the lesser of (i) 65 per cent of the Fair Market Value of the Newbuilding on the relevant Newbuilding Drawdown Date and (ii) the Newbuilding Advance Drawdown Amount for that Newbuilding; and

(iv)	the aggregate amount of the Newbuilding Advances shall not exceed the Total Newbuilding Commitments.

4.3	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall within 1 Business Day of receiving the Drawdown notice promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount and nature of the Advance (whether it is a Term Advance or a Newbuilding Advance (as the case may be)) and the Drawdown Date;

(b)	the amount of that Lender’s participation in the relevant Advance; and

(c)	the duration of the first Interest Period for the relevant Advance.

4.4	Drawdown Notice irrevocable. A Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authorisation of the Majority Lenders.

4.5	Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.6	Disbursement of Advances. Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrower shall be made:

(a)	to the account which the Borrower specifies in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7	Disbursement of Advances to third party. A payment by the Agent under Clause 4.6 shall constitute the making of the relevant Advance and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Term Contribution or that Lender’s Newbuilding Contribution as the case may be.

5	INTEREST

5.1	Payment of normal interest.

(a)	subject to the provisions of this Agreement, interest on the Term Advance in respect of each Term Interest Period applicable to it shall be paid by the Borrower on the last day of that Term Interest Period;

(b)	subject to the provisions of this Agreement, interest on a Newbuilding Advance in respect of each Newbuilding Interest Period applicable to it shall be paid by the Borrower on the last day of that Newbuilding Interest Period.

5.2	Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Term Advance and each Newbuilding Advance (as the case may be) in respect of an Interest Period applicable to it shall be the aggregate of the Margin, the Mandatory Cost (if any) and LIBOR for that Interest Period.

5.3	Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period;

as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote. A Lender which is a Reference Bank shall use all reasonable efforts to supply any quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6	Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation when required, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if less than 2 of the Reference Banks provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption. The following provisions of this Clause 5 apply if:

(a)	no rate is quoted on Reuters Page Libor 01 and less than 2 of the Reference Banks, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)	at least 1 Business Day before the start of an Interest Period:

(i)	in the case of the Term Advance, Lenders having Term Contributions together amounting to more than 50 per cent. of the Term Advance (or, if the Term Advance has not been made, Term Commitments amounting to more than 50 per cent. of the Total Term Commitments);

(ii)	in the case of a Newbuilding Advance, Lenders having Newbuilding Contributions together amounting to more than 50 per cent, of the Newbuilding Advance (or, if a Newbuilding Advance has not been made, Newbuilding Commitments amounting to more than 50 per cent. of the Total Newbuilding Commitments), notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Term Contributions or Newbuilding Contributions as the case may be (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)	at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Term Contribution or Newbuilding Contribution as the case may be (or any part of it) during that Interest Period.

5.8	Notification of market disruption. The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9	Suspension of drawdown. If the Agent’s notice under Clause 5.8 is served before the Term Advance or that Newbuilding Advance (as the case may be) is to be made:

(a)	in a case falling within Clauses 5.7(a) or (b), the Lenders’ obligations to make the Term Advance or that Newbuilding Advance, as the case may be;

(b)	in a case falling within Clause 5.7(c), the Affected Lender’s obligation to participate in the Term Advance or that Newbuilding Advance, as the case may be;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10	Negotiation of alternative rate of interest. If the Agent’s notice under Clause 5.8 is served after the Term Advance or a Newbuilding Advance (as the case may be) has been made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 15 days after the date on which the Agent serves its notice under Clause 5.8 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Term Contribution or Newbuilding Contribution (as the case may be) during the relevant Term Interest Period or the Newbuilding Interest Period concerned.

5.11	Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12	Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Term Contribution or Newbuilding Contribution (as the case may be) plus the Margin and the Mandatory Cost (if any); and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13	Notice of prepayment. If the Borrower does not agree with an interest rate set by the Agent under Clause 5.12, the Borrower may give the Agent not less than 15 Business Days’ notice of its intention to prepay the relevant Advance at the end of the interest period set by the Agent.

5.14	Prepayment. A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower’s notice of intended prepayment; and on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the relevant Advance, together with accrued interest thereon at the applicable rate (including the Mandatory Cost) plus the Margin.

5.15	Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

6	INTEREST PERIODS

6.1	Term Interest Periods. The first Term Interest Period applicable to the Term Advance or any Interest Tranche of it shall commence on the Term Drawdown Date and each subsequent Term Interest Period applicable to the Term Advance or any Interest Tranche of it shall commence on the expiry of the preceding applicable Term Interest Period; and, subject to Clauses 6.3, 6.4 and 6.6, each Term Interest Period shall be:

(a)	3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of that Term Interest Period; or

(b)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(c)	such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.

6.2	Newbuilding Interest Periods. The first Newbuilding Interest Period applicable to a Newbuilding Advance or any Interest Tranche of it shall commence on the applicable Newbuilding Drawdown Date and each subsequent Newbuilding Interest Period applicable to the Newbuilding Advance or any Interest Tranche of it shall commence on the expiry of the preceding applicable Newbuilding Interest Period; and, subject to Clauses 6.3, 6.5 and 6.6, each Newbuilding Interest Period shall be:

(a)	3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of that Newbuilding Interest Period; or

(b)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(c)	such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.

6.3	Limit on number of Interest Periods. The Borrower shall select Interest Periods under this Clause 6 so that there are no more than 6 Interest Periods of different lengths current at any time.

6.4	Duration of Term Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8.1 on a particular Term Repayment Date, a Term Interest Period shall end on that Term Repayment Date.

6.5	Duration of Newbuilding Interest Period for repayment instalments. In respect of an amount due to be repaid under Clause 8.2 on a particular Newbuilding Repayment Date, a Newbuilding Interest Period shall end on that Newbuilding Repayment Date.

6.6	Non-availability of matching deposits for Interest Period selected. If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the second Business Day before the commencement of that Interest Period that it is not satisfied that deposits in Dollars for a period equal to that Interest Period will be available to it in the London Interbank Market when that Interest Period commences, that Interest Period shall be of 3 months.

7	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts. The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2	Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the aggregate of the Margin and the Mandatory Cost (if any) plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)	if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4	Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent’s notification.

7.5	Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest under this Clause shall be immediately due and payable; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7	Application to Master Agreements. For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1	Repayment of Term Loan. The Borrower shall repay the Term Loan as follows:

(a)	by consecutive quarterly instalments each in an amount equal to one-sixtieth of the amount of the Term Loan made available to the Borrower on the Term Drawdown Date; and

(b)	the first instalment shall be repaid on the date falling 3 months after the date of this Agreement.

8.2	Repayment of Newbuilding Loan. The Borrower shall repay each Newbuilding Advance as follows:

(a)	by consecutive quarterly instalments, each in an amount equal to one-sixtieth of the amount of the Newbuilding Advance made available to the Borrower on the relevant Newbuilding Drawdown Date; and

(b)	the first instalment shall be repaid on the date falling 3 months after the Newbuilding Drawdown Date for that Newbuilding Advance.

The Agent shall provide the Borrower and the Lenders with a repayment schedule for the Term Loan and each Newbuilding Advance on the Drawdown Date of the relevant Advance listing the amount of each of the instalments for the Term Loan and that Newbuilding Advance.

8.3	Maturity Date. On the Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment. Subject to the following conditions in Clauses 8.5, 8.6 and 8.7, the Borrower may prepay, without penalty but subject to any payment required under Clause 8.10, the whole or any part of the Term Loan or the Newbuilding Loan.

8.5	Conditions for voluntary prepayment. The conditions referred to in Clause 8.4 are that:

(a)	a partial prepayment shall be $1,000,000 or a higher integral multiple of $1,000,000;

(b)	the Agent has received from the Borrower at least 5 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)	the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

8.6	Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7	Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.5(c).

8.8	Mandatory prepayment and cancellation on sale or Total Loss. The Borrower shall be obliged to prepay the relevant proportion of the aggregate outstanding amount of the Term Loan and the Newbuilding Loan:

(a)	if a Ship which is subject to a Mortgage is sold, on the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)	if a Ship which is subject to a Mortgage becomes a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss, and in this Clause 8.8, “relevant proportion” means a fraction of which the numerator is the Fair Market Value of the Ship (determined as at the date of the most recent appraisal and not more than 3 months prior to the date of the sale or Total Loss) which is to be sold or (as the case may be) the subject of Total Loss and the denominator is the aggregate of the most recently determined Fair Market Value of the Ships (determined on the same basis) mortgaged pursuant to this Agreement immediately prior to the sale or Total Loss.

The prepayment shall be applied pro rata to the Term Loan and the Newbuilding Loan then outstanding and then pro rata towards the remaining instalments under the Term Loan and the Newbuilding Loan.

This Clause 8.8 is without prejudice to the provisions of Clause 15.1.

8.9	Mandatory prepayment and cancellation on Change of Control. If there is a Change of Control, the Borrower shall be obliged to prepay the Term Loan and the Newbuilding Loan and the Term Commitments and Newbuilding Commitments shall terminate not later than 60 days following the occurrence of the Change of Control unless the Agent has approved the Change of Control (acting with the authorisation of the Majority Lenders, which authorisation shall not to be unreasonably withheld or delayed).

8.10	Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an applicable Term Interest Period or Newbuilding Interest Period (as the case may be) together with any sums payable under Clause 21.1(b) and 21.2 but without premium or penalty.

8.11	Application of partial prepayment of Term Loan and Newbuilding Loan. Each partial voluntary prepayment of the Term Loan and the Newbuilding Loan shall be applied pro rata to the instalments specified in Clause 8.2 (in the case of the Term Loan) and Clause 8.2 (in the case of the Newbuilding Loan).

8.12	Reborrowing. No amount of the Term Loan or the Newbuilding Loan prepaid may be reborrowed.

8.13	Voluntary cancellation of Term Commitments or Newbuilding Commitments. Subject to the following conditions, the Borrower may, without penalty, cancel the whole or any part of the Total Available Term Commitments or Total Available Newbuilding Commitments.

8.14	Conditions for cancellation of Term Commitments or Newbuilding Commitments. The conditions referred to in Clause 8.13 are that:

(a)	a partial cancellation shall be $1,000,000 or a higher integral multiple of $1,000,000; and

(b)	the Agent has received from the Borrower at least 3 Business Days’ prior written notice specifying the amount of the Total Available Term Commitments or Total Available Newbuilding Commitments to be cancelled and the date on which the cancellation is to take effect.

8.15	Effect of notice of cancellation. The service of a cancellation notice given under Clause 8.14 shall cause the amount of the Total Term Commitments or Total Newbuilding Commitments (as the case may be) specified in the notice to be permanently cancelled and any partial cancellation shall be applied against the Term Commitment or the Newbuilding Commitment (as the case may be) of each Lender pro rata.

8.16	Unwinding of Designated Transactions. On or prior to any repayment or prepayment of the Facility under this Clause 8 or any other provision of this Agreement, the Borrower shall at its sole discretion have the right to wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the aggregate of the Term Loan as reducing from time to time thereafter pursuant to Clause 8.1 and the Newbuilding Loan as reducing from time to time thereafter pursuant to Clause 8.2.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(b)	that, on or before the date of this Agreement, the Agent receives all fees pursuant to the fee letter or letters separately agreed between the Borrower and the Agent;

(c)	that, on or before the Term Drawdown Date, the Agent receives the documents described in Part B of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(d)	that, on or before each Newbuilding Drawdown Date, the Agent receives the documents described in Part C of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(e)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance;

(ii)	the representations and warranties in Clause 10 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and

(f)	that, if the ratio set out in Clause 15.1 were applied immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or prepay part of the Facility under that Clause; and

(g)	that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the relevant Drawdown Date.

9.2	Waiver of conditions precedent. If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business days after the relevant Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General. The Borrower represents and warrants to each Creditor Party as follows.

10.2	Status. The Borrower is duly incorporated and validly existing under the laws of, and has the centre of its main interests in, Belgium.

10.3	Corporate power. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute each Shipbuilding Contract and to acquire and to pay for Ship 5 and Ship 6 under the relevant Shipbuilding Contract;

(b)	to execute the Finance Documents to which the Borrower is a party and the Master Agreements; and

(c)	to borrow under this Agreement, to enter into Designated Transaction under the Master Agreements and to make all the payments contemplated by, and to comply with, those Finance Documents and the Master Agreements.

10.4	Consents in force. All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Legal validity; effective Security Interests. The Finance Documents to which the Borrower is a party and the Master Agreements, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms;

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors’ rights generally and to general equity principles.

10.6	No third party Security Interests. Without limiting the generality of Clause 10.5, at the time of the execution and delivery of each Finance Document:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)	no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.7	No conflicts. The execution by the Borrower of each Finance Document to which it is a party and the Master Agreements, and the borrowing by the Borrower of the Term Loan Facility and the Newbuilding Facility, and its compliance with each Finance Document and each Master Agreement to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its subsidiaries or any of their respective assets.

10.8	No default. No Event of Default or Potential Event of Default has occurred and is continuing.

10.9	Information. All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Arrangers or any other Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.4; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.6; and there has been no material adverse change in the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or its subsidiaries since 31 December 2007.

10.10	No litigation. No litigation, arbitration or administrative proceedings (including, but not limited to, investigative proceedings) involving the Borrower has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in any case, would be likely to have a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or its subsidiaries or on the ability of the Borrower to perform its obligations under the Finance Documents.

10.11	Compliance with certain undertakings. At the date of this Agreement, the Borrower is in compliance with Clauses 11.2 and 11.13.

10.12	Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower and its business.

10.13	No money laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of the Term Loan Facility and the Newbuilding Facility, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10.14	ISM Code and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ships have been, or will be, complied with at the time of the Drawdown Date relating to each Ship.

10.15	Validity and completeness of Shipbuilding Contracts. Each Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Builder and the Borrower respectively in accordance with its terms; and:

(a)	the copy of each Shipbuilding Contract delivered to the Agent before the date of this Agreement is a true and complete copy of the relevant Shipbuilding Contract; and

(b)	no amendments or additions to either Shipbuilding Contract have been agreed nor has the Borrower or the Builder waived any of their respective rights under either Shipbuilding Contract.

11	GENERAL UNDERTAKINGS

11.1	General. The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2	Title; negative pledge. The Borrower shall hold the legal title to, and own the entire beneficial interest in each Ship, its Earnings and Insurances, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

11.3	Disposal of assets. The Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its business and for fair market value payable in cash on completion of such transaction.

11.4	Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.5	Provision of financial statements. The Borrower will send to the Agent:

(a)	as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower, the audited consolidated accounts of the Borrower’s Group and audited individual accounts of the Borrower;

(b)	as soon as possible, but in no event later than 60 days after the end of each financial half- year of the Borrower, the unaudited consolidated balance sheet of the Borrower’s Group and the unaudited individual balance sheet of the Borrower certified as to its correctness by the chief financial officer of the Borrower;

(c)	as soon as possible, but in no event later than 60 days after the end of each financial quarter of the Borrower, unaudited consolidated income statements of the Borrower’s Group and unaudited individual income statements of the Borrower certified as to their correctness by the chief financial officer of the Borrower;

(d)	as soon as possible, but not later than 120 days after the end of each financial year of the Borrower, a financial projection for the Borrower’s Group for the next 5 years in a format which is acceptable to the Agent; and

(e)	concurrently with the annual audited consolidated accounts and with each balance sheet referred to in paragraphs (a) and (b), a compliance certificate signed by the chief financial officer of the Borrower in the form attached as Schedule 9 (or in any other format which the Agent may approve) evidencing compliance with the financial undertakings in Clause 12.5 and also listing the Fair Market Value of each of the Ships which is subject to a Mortgage at that time.

11.6	Form of financial statements. The audited accounts delivered under Clause 11.5 will:

(a)	be prepared in accordance with all applicable laws and IFRS consistently applied;

(b)	give a true and fair view of the state of affairs of the Borrower’s Group (or the Borrower, as the case may be) at the date of those accounts and of profit for the period to which those accounts relate;

(c)	fully disclose or provide for all significant liabilities of the Borrower’s Group (or the Borrower, as the case may be); and

(d)	be provided in English.

11.7	Provision of further information. The Borrower will, as soon as practicable after receiving a request from the Agent, provide the Agent with such additional financial information in relation to the Borrower’s Group which may be reasonably requested by the Agent or any Lender through the Agent.

11.8	Creditor notices. The Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to all of the Borrower’s shareholders or creditors or to the whole of any class of them Provided that providing copies of such communications to the Agent shall be subject to the Borrower complying with any confidentiality requirements and not being in breach of any regulations or laws by providing such communications to the Agent.

11.9	Consents. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for the Borrower to perform its obligations under any Finance Document to which it is a party and any Master Agreement;

(b)	for the validity or enforceability of any Finance Document to which it is a party and any Master Agreement;

and the Borrower will comply with the terms of all such consents.

11.10	Maintenance of Security Interests. The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and

(b)	without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11	Notification of litigation. The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party or any Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12	Principal place of business. The Borrower will notify the Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes.

11.13	Notification of default. The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or Potential Event of Default may have occurred,

and will keep the Agent fully up-to-date with all developments.

11.14	Access to books and records. The Borrower shall permit one or more representatives of the Agent, at the request of the Agent, to have reasonable access to its books and records and to inspect the same during normal business hours at its offices upon reasonable prior written notice.

11.15	Money laundering. Promptly upon the Agent’s request the Borrower will supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for each Creditor Party to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by the Finance Documents and to the identity of any parties to the Finance Documents (other than Creditor Parties) and their directors and officers.

11.16	Notification of flag. The Borrower shall advise the Agent on which Approved Flag it will register each Newbuilding not later than 30 Business Days before the relevant Drawdown Date.

11.17	Charter assignments. If the Borrower enters into any time or consecutive voyage charter in respect of any Ship which exceeds, or which by virtue of any operating extensions may exceed 24 months, the Borrower shall execute in favour of the Security Trustee an assignment of that charter in such form as the Agent may reasonably require.

11.18	Ship 2, 5 or 6 Time Charter. The Borrower shall provide the Agent with evidence that Ship 2, Ship 5 or Ship 6 is operating under the Time Charter for that Ship and shall execute and deliver to the Agent a Time Charter Security Deed for that Ship on the earlier of (a) the date on which the said Ship commences operating under the Time Charter and (b) 16 July 2010.

11.19	Master Agreements. The Borrower shall execute and deliver to the Agent an amendment or addendum to any Mortgage (or, if applicable, a second priority mortgage) or any other Finance Document (in such form as the Agent shall require) on the Borrower entering into a Master Agreement or a Transaction so as to serve the liabilities under that Master Agreement or Transaction if the Agent advises the Borrower that this is required so as to secure the liabilities under that Master Agreement or Transaction.

12	CORPORATE UNDERTAKINGS

12.1	General. The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status. The Borrower will maintain its separate corporate existence under the laws of, and the centre of its main interests in, Belgium and shall maintain its listing on the First Market of Euronext Brussels.

12.3	No change of business. The Borrower will not change its principal activity from its current industrial sector at the date of this Agreement (being maritime transport and shipowning) or operate outside the scope of its Articles of Association.

12.4	No merger etc. The Borrower will not, and will procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation which may, in the opinion of the Majority Lenders, have an adverse effect on the financial position of the Borrower.

12.5	Financial Covenants. The Borrower will ensure that the consolidated financial position of the Borrower’s Group shall at all times during the Security Period be such that:

(a)	Current Assets exceed Current Liabilities;

(b)	Free Liquid Assets are not less than the higher of:

(i)	$50,000,000;

(ii)	$30,000,000 when excluding amounts available under any credit lines; and

(iii)	3 per cent. of Total Indebtedness; and

(c)	the ratio of Stockholders’ Equity to Total Assets is not less than:

(i)	30 per cent.

In this Clause 12.5:

“Current Assets” means, at any date of determination under this Agreement, the amount of the current assets of the Borrower’s Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet and including any amounts available under committed credit lines having maturities of more than 12 months;

“Current Liabilities” means, at any date of determination under this Agreement, the amount of the current liabilities of the Borrower’s Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;

“Free Liquid Assets” means, at any date of determination under this Agreement, the aggregate amount of cash and cash equivalents of the Borrower’s Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to a Security Interest (other than a Security Interest in favour of the Security Trustee pursuant to this Agreement) at any time and, for the avoidance of doubt, “cash and cash equivalents” include any amounts available under committed credit lines having maturities of more than 6 months;

“Latest Balance Sheet” means, at any date, the consolidated balance sheet of the Borrower’s Group most recently delivered to the Agent pursuant to Clause 11.5 and/or most recently made publicly available;

“Stockholders’ Equity” means, at any date of determination under this Agreement, the amount of the capital and reserves of the Borrower’s Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;

“Total Assets” means, at any date of determination under this Agreement, the amount of the total assets of the Borrower’s Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; and

“Total Indebtedness” means, at any date of determination under this Agreement, the amount of long-term loans (including finance leases, banks loans and other long-term loans) and short-term loans of the Borrower’s Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet.

12.6	Change of accounting period. The Borrower shall not change its fiscal year end date.

12.7	Restrictions on dividends. The Borrower shall not pay any dividend or make any other form of distribution or effect any form of redemption or return of share capital Provided that the Borrower may pay a dividend or make a distribution subject to the following conditions:

(a)	the dividend or distribution shall not exceed 50 per cent of the net income of the Borrower earned in that book year (as defined in the Borrower’s Articles of Association) or part thereof to which that dividend relates to unless the Majority Lenders agree to a dividend or distribution in excess of the said 50 per cent (such agreement not to be unreasonably withheld or delayed); and

(b)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the payment of such dividend or distribution; and

(c)	the payment of such dividend or distribution would not cause any breach of any of the financial covenants set out in Clause 12.5.

13	INSURANCE

13.1	General. The Borrower also undertakes with each Creditor Party to comply with the provisions of this Clause 13 at all times during the Security Period (in the case of each Ship after the Drawdown Date applicable to it) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2	Maintenance of obligatory insurances. The Borrower shall keep each Ship insured at the expense of the Borrower against:

(a)	fire and usual marine risks and war risks; and

(b)	protection and indemnity risks (including pollution risks), on “full entry terms”.

13.3	Terms of obligatory insurances. The Borrower shall effect such insurances in respect of each Ship:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks (including coverage for war protection and indemnity with a separate limit for the same amounts insured under war hull), in an amount on an agreed value basis at least the greater of (i) when aggregated with such insurances on the other Ships which are subject to a Mortgage, 125 per cent. of the aggregate of the Term Loan and the Newbuilding Loan and (ii) the Fair Market Value of that Ship;

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry with a protection and indemnity association belonging to the International Group of Protection and Indemnity Associations;

(d)	in relation to protection and indemnity risks in respect of the Ship’s full tonnage;

(e)	on approved terms; and

(f)	through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, the Borrower shall procure that the obligatory insurances shall:

(a)	in relation to the obligatory insurances for fire and usual marine risks and war risks, whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee or Lenders thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e)	provide that the Security Trustee may make proof of loss if the Borrower fails to do so.

13.5	Renewals. The Borrower shall ensure that:

(a)	before the expiry of any obligatory insurance, that obligatory insurance is renewed; and

(b)	promptly after each such renewal, there is provided to the Security Trustee details of the terms and conditions on which such obligatory insurances have been renewed.

If there is a change in the insurers and/or markets through whom the obligatory insurances are placed the Borrower shall procure that the Security Trustee is notified within a reasonable time of the names of the insurers and/or markets employed for the purposes of the renewal of the obligatory insurance and of the amounts in which they are renewed.

13.6	Letters of undertaking. In relation to all obligatory insurances effected from time to time under Clause 13.2, the Borrower shall ensure that all brokers and any protection and indemnity or war risks associations in which any Ship is entered, in each case being approved by the Security Trustee, provide the Security Trustee with letters of undertaking:

(a)	in the case of a broker, in a form standard in the insurance market in which such broker operates or any professional association of which that approved broker is a member;

(b)	in the case of a protection and indemnity or war risks association, in its standard form.

If any of the obligatory insurances referred to in Clause 13.2(a) and/or (b) form part of a fleet cover, the Borrower will procure that any letter of undertaking referred to in paragraph (a) of this Clause 13.6 is amended to provide that the relevant brokers shall undertake to the Security Trustee that they shall neither set-off against any claims in respect of the relevant Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances.

13.7	Copies of certificates of entry. The Borrower shall ensure that any protection and indemnity and/or war risks associations in which each Ship is entered provides the Security Trustee with a certified copy of the certificate of entry for that Ship.

13.8	Deposit of original policies. The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums. The Borrower shall ensure that (taking account of any applicable grace periods) all premiums, calls or contributions or other sums of money from time to time due in respect of any obligatory insurances are paid in full and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees. The Borrower shall arrange for the execution and delivery of all guarantees and indemnities as may from time to time be required by any Ship’s P&I Club or war risks association.

13.11	Compliance with terms of insurances. The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance in relation to any Ship invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)	the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	the Borrower shall not make any changes relating to the classification or classification society, which must be a member of the IACS society, or manager or operator of any Ship approved by the underwriters of the obligatory insurances;

(c)	the Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which any Ship it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)	the Borrower shall not employ any Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12	Alteration to terms of insurances. The Borrower will procure that:

(a)	no adverse alteration is made to any obligatory insurance (which alteration is, in the reasonable opinion of the Security Trustee, likely to materially adversely affect the Lenders) without the prior written consent of the Security Trustee; and

(b)	all the steps under its control are taken to seek to avoid the occurrence of any act or omission which would enable cancellation of any obligatory insurance or render any obligatory insurance invalid, void or unenforceable or render any sum paid out under any obligatory insurance repayable in whole or in part.

13.13	Settlement of claims. The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14	Provision of information. The Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting or renewing any such insurances as are referred to in Clause 13.15 or dealing with or considering any matters relating to any such insurances;

and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses reasonably incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.15	Mortgagee’s interest and additional perils insurances. The Agent for the benefit of the Security Trustee, or the Security Trustee itself shall effect, maintain and renew a mortgagee’s interest additional perils insurance and a mortgagee’s interest marine insurance in such amounts, on such terms reasonably available in the market, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Agent or the Security Trustee (as the case may be) in respect of all reasonable premiums and other reasonable expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

Notwithstanding the above, if at any time the Agent or Security Trustee proposes to effect any insurances of the nature referred to in this Clause, it shall first notify the Borrower of the insurance which it proposes to effect, the terms on which it requires it to be effected and the date from which it requires it to be so effected. If, before the date on which the Agent or Security Trustee (as the case may be) requires that insurance to be effected, the Borrower can demonstrate to the Agent or Security Trustee (as the case may be) that a firm of insurance brokers with a reputation acceptable to the Agent or the Security Trustee (as the case may be) is able to arrange that insurance upon the same terms, before that date, for a price lower than that for which any firm of insurance brokers nominated by the Agent or Security Trustee is prepared to arrange that insurance and with underwriters acceptable to the Agent or Security Trustee (as the case may be), and if that firm of insurance brokers will enter into such agreements with the Agent or Security Trustee (as the case may be) as it may require taking into account the identity of that firm of insurance brokers, the Agent or Security Trustee (as the case may be) shall not unreasonably refuse to effect that insurance through that firm of insurance brokers so nominated by the Borrower.

14	SHIP COVENANTS

14.1	General. The Borrower also undertakes with each Creditor Party to comply with the provisions of this Clause 14 at all times during the Security Period (in the case of each Ship after the Drawdown Date applicable to it) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such permission not to be unreasonably withheld in the case of Clause 14.2 and 14.12).

14.2	Ship’s name and registration. The Borrower shall keep each Ship registered in its name on the flag indicated in Schedule 6 (where applicable) or otherwise on an Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or country of registry of any Ship. If a Ship transfers from an Approved Flag to another Approved Flag, the Borrower shall provide the Lenders with replacement security at the time of such transfer so that the Lenders have the same security on that Ship.

14.3	Repair and classification. The Borrower shall keep each Ship in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain that Ship’s class free of overdue recommendations and conditions affecting that Ship’s class with a classification society which has been approved by the Agent; and

(c)	so as to comply with all laws and regulations applicable to vessels registered in Belgium or any other applicable flag state or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Modification. The Borrower shall not make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of any Ship or reduce its value.

14.5	Removal of parts. The Borrower shall not remove any material part of any Ship, or any item of equipment installed on any Ship, except in the normal course of maintenance and repair, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the relevant Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship concerned.

14.6	Surveys. The Borrower shall submit each Ship regularly to such periodical or other surveys which may be required for that Ship’s classification purposes and shall comply with all conditions and recommendations affecting that Ship’s class of the relevant classification society in accordance with their terms unless waived.

14.7	Inspection. The Borrower shall permit the Agent (by surveyors or other persons appointed by it for that purpose, at the Borrower’s expense once per year) to board any Ship at all reasonable times to inspect its condition (without interfering with that Ship’s operation) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

14.8	Prevention of and release from arrest. The Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any Ship, its Earnings or the Insurances in relation to that Ship;

(b)	all taxes, dues and other amounts charged in respect of any Ship, its Earnings or the Insurances in relation to that Ship; and

(c)	all other outgoings whatsoever in respect of any Ship, its Earnings or the Insurances in relation to that Ship;

and, forthwith upon receiving notice of the arrest of any Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.9	Compliance with laws etc. The Borrower shall:

(a)	comply, or procure compliance, with the ISM Code, the ISPS Code (including an SMC and ISSC for each Ship), all Environmental Laws and all other laws or regulations relating to each Ship, its ownership, operation and management or to the business of the Borrower; and

(b)	not employ any Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code or the ISPS Code.

14.10	Provision of information. The Borrower shall promptly provide the Agent with any information which it requests regarding:

(a)	any Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to any Ship’s master and crew;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of any Ship and any payments made in respect of any Ship;

(d)	any towages and salvages;

(e)	the Borrower’s, the Approved Managers’ or any Ship’s compliance with the ISM Code and/or the ISPS Code,

and, upon the Agent’s request, provide copies of any current charter relating to any Ship and of any current charter guarantee and copies of any Ship’s Safety Management Certificate.

14.11	Notification of certain events. The Borrower shall immediately notify the Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which any Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any overdue requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of a Ship, any exercise of any lien on any Ship or its Earnings or any requisition of a Ship for hire;

(e)	any intended dry docking of a Ship other than a routine dry docking;

(f)	any Environmental Claim made against the Borrower or in connection with a Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, an Approved Manager or otherwise in connection with a Ship;

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with or and the Borrower shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of the Borrower’s, the Approved Manager’s or any other person’s response to any of those events or matters.

14.12	Restrictions on chartering, appointment of managers etc. The Borrower shall not:

(a)	let any Ship on demise charter for any period;

(b)	enter into any charter in relation to any Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(c)	charter any Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(d)	appoint a manager of any Ship other than the Approved Managers or agree to any alteration to the terms of an Approved Manager’s appointment; or

(e)	put any Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) unless either:

(i)	that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason; or

(ii)	the cost of such work is covered by insurances; or

(iii)	the Borrower establishes to the reasonable satisfaction of the Agent that it has sufficient funds to pay for the cost of such work.

14.13	Notice of Mortgage. The Borrower shall keep each Mortgage registered against the relevant Ship as a valid first priority mortgage, carry on board each Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of each Ship a framed printed notice stating that that Ship is mortgaged by the Borrower to the Security Trustee.

14.14	Sharing of Earnings. Except for the Time Charters, the Borrower will not enter into any agreement or arrangement for the sharing of any Earnings other than pursuant to a Pool Agreement which has been approved by the Agent (with the authorisation of the Majority Lenders) such approval not to be unreasonably withheld or delayed.

15	SECURITY COVER

15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrower that:

(a)	the aggregate of the Fair Market Values (determined as provided in Clause 15.3) of each Ship subject to a Mortgage; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15;

is below 125 per cent. of the aggregate of the Term Loan and the Newbuilding Loan.

15.2	Provision of additional security; prepayment. If the Agent serves a notice on the Borrower under Clause 15.1, the Borrower shall, within 1 month after the date on which the Agent’s notice is served, either:

(a)	provide, or ensure that a third party provides, additional security which, in the opinion of the Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay, on a pro rata basis, such part (at least) of the Term Loan and the Newbuilding Loan which will eliminate the shortfall.

15.3	Valuation of Ships. The Fair Market Value of a Ship at any date is that shown by the average of 2 valuations each prepared:

(a)	as at a date not more than 14 Business Days previously;

(b)	by an Approved Shipbroker;

(c)	with or without physical inspection of that Ship (as the Agent may require);

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

The Borrower shall provide (at its own cost) the valuations of each Ship which are required to determine its Fair Market Value pursuant to this Clause 15.3 at least once in every 6 month period throughout the Security Period and, after the occurrence of an Event of Default which is continuing, whenever requested by the Agent.

15.4	Value of additional vessel security. The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5	Valuations binding. Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6	Provision of information. The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of its valuation.

15.7	Payment of valuation expenses. Without prejudice to the generality of the Borrower’s obligations under Clauses 20.2, 20.3 and 21.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8	Application of prepayment. Clauses 8.7, 8.10, 8.11 and 8.12 shall apply in relation to any prepayment pursuant to Clause 15.2(b).

16	PAYMENTS AND CALCULATIONS

16.1	Currency and method of payments. All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)	in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)	in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2	Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3	Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

(a)	any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)	amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

16.5	Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

16.6	Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

16.7	Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)	pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8	Agent may assume receipt. Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9	Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.10	Agent’s memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11	Accounts prima facie evidence. If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1	Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;

(b)	SECONDLY: in or towards satisfaction of any amounts then due and payable under the Finance Documents (or any of them) in such order of application and/or such proportions as the Agent, acting with the authorisation of the Majority Lenders, may specify by notice to the Borrower, the Security Parties and the other Creditor Parties, provided that all Lenders approval (and approval of the Borrower) shall be required for any change to the priority as between the Lenders and the Swap Banks;

(c)	THIRDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(b);

(d)	FOURTHLY: in or towards satisfaction pro rata of any amount then due and payable under any Master Agreement which relates to a Designated Transaction;

(e)	FIFTHLY: in retention of an amount equal to any amount not then due and payable under any Master Agreement which relates to a Designated Transactions but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(d); and

(f)	SIXTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2	Variation of order of application. The Agent may, with the authorisation of the Majority Lenders, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 (other than sub-clause (a)) either as regards a specified sum or sums or as regards sums in a specified category or categories and provided that all Lenders approval (and approval of the Borrower) shall be required for any change to the priority as between the Lenders and the Swap Banks.

17.3	Notice of variation of order of application. The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4	Appropriation rights overridden. This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18	APPLICATION OF EARNINGS

18.1	Earnings. The Borrower undertakes with each Creditor Party to ensure that throughout the Security Period (and subject only to the provisions of the General Security Deeds) all the Earnings of each Ship are paid to the Earnings Account Provided that the Earnings shall be available to the Borrower unless an Event of Default or Potential Event of Default has occurred and is continuing.

18.2	Location of account. The Borrower shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Earnings Account; and

(b)	execute any documents which the Agent reasonably specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

19	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

(a)	the Borrower or any Security Party fails to pay when due or, if payable on demand, on such demand, any sum payable under a Finance Document or under any document relating to a Finance Document, provided that such failure shall not be an Event of Default if the failure to pay is due to a technical or administrative error and the payment is received within 3 Business Days of the due date or within 3 Business Days of the demand, as applicable; or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 11.18, 12.2, 12.3, 12.4, 12.5 or 15.1; or

(c)	(subject to any applicable grace period in the relevant Finance Documents) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) if, in the opinion of the Majority Lenders, such default is capable of remedy, and such default continues unremedied 30 days after written notice from the Agent requesting action to remedy the same; or

(d)	any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made; or

(e)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person in respect of $10,000,000 or more or, as regards Financial Indebtedness arising under different documents or transactions, an aggregate amount of $10,000,000 or more (or the equivalent in another currency):

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)	a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)	any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(f)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)	a Relevant Person fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction or any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $10,000,000 or more or the equivalent in another currency; or

(iii)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person or any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or an administration notice is given or filed in relation to a Relevant Person, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(v)	a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

(vi)	a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(vii)	any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi); or

(viii)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Majority Lenders, is similar to any of the foregoing; or

(g)	the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(h)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(i)	any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(j)	any Event of Default (as defined in Section 14 of a Master Agreement) occurs and is continuing;

(k)	any event or circumstance occurs which the Majority Lenders determine has, or could reasonably be expected to have, a material adverse effect:

(i)	on the ability of the Borrower to perform its obligations under the Finance Documents; or

(ii)	on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or its subsidiaries.

19.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrower a notice stating that the Term Commitments, the Newbuilding Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or

(ii)	serve on the Borrower a notice stating that the Term Loan, the Newbuilding Loan all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)	take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law; and/or

(b)	the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments. On the service of a notice under Clause 19.2(a)(i), the Term Commitments, the Newbuilding Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.4	Acceleration of Facility. On the service of a notice under Clause 19.2(a)(ii), the Term Loan, the Newbuilding Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5	Multiple notices; action without notice. The Agent may serve notices under Clauses 19.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6	Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

19.7	Creditor Party rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)	for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)	as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

In no event shall any Creditor Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

19.9	Relevant Persons. In this Clause 19 a “Relevant Person” means the Borrower, a Security Party or any other member of the Borrower’s Group, but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

19.10	Interpretation. In Clause 19.1(e) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(f) “petition” includes an application.

19.11

Position of Swap Counterparties. Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender. In addition, the Swap Banks agree that if an Event of Default or a Potential Event of Default occurs and is continuing any payments due to the Swap Banks on an unwinding of the Master Agreements shall not be paid until the Newbuilding Loan and the Term Loan have first been repaid.

20	FEES AND EXPENSES

20.1	Fees. The Borrower shall pay to the Agent:

(a)	on the date of this Agreement or as otherwise agreed, the fees in amounts previously agreed in writing between the Agent and the Borrower; and

(b)	quarterly in arrears on each of 31 March, 30 June, 30 September and 31 December and on the end of the Availability Period for the Term Loan Facility or the Newbuilding Facility (as the case may be) during the period from the date of this Agreement to the end of such Availability Period, for the account of the Lenders, a commitment fee at the rate of 40 per cent of the Margin per annum on the aggregate of (i) the Total Available Term Commitments and (ii) the Total Available Newbuilding Commitments, for distribution among the Lenders pro rata to their Commitments.

20.2	Costs of negotiation, preparation etc. The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3	Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the Ml amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4	Documentary taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

20.5	Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1	Indemnities regarding borrowing and repayment of Term Loan and Newbuilding Loan. The Borrower shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	a Term Advance or a Newbuilding Advance not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Term Loan or the Newbuilding Loan or an overdue sum otherwise than on the last day of the applicable Term Interest Period, the applicable Newbuilding Interest Period or other relevant period;

(c)	any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Term Loan and the Newbuilding Loan under Clause 19;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs. Without limiting its generality, Clause 21.1 covers any claim, liability, expense or loss incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Term Contribution and/or its Newbuilding Contribution and/or any overdue amount (or an aggregate amount which includes its Term Contribution, its Newbuilding Contribution or any overdue amount).

21.3	Miscellaneous indemnities. The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter;

other than claims, expenses, liabilities and losses which are shown to have been caused by the gross negligence, dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

21.4	Currency indemnity. If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a

Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment;

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5	Application to Master Agreements. For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

21.6	Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.7	Sums deemed due to a Lender. For the purposes of this Clause 21, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

22.2	Grossing-up for taxes. Subject as provided in Clause 26.17, if the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3	Evidence of payment of taxes. Promptly, and in any event within 1 month after making any tax deduction, the Borrower shall deliver to the Agent for the Creditor Party entitled to the payment an original receipt (or certified copy thereof) satisfactory to that Creditor Party evidencing that the tax had been paid to the appropriate taxation authority and the Agent shall promptly forward such receipt to the Creditor Party entitled to the payment.

22.4	Tax credit. A Creditor Party which has obtained (and has derived full use and benefit, on an affiliated group basis from) a repayment or credit in respect of tax on account of which the Borrower has made an increased payment under Clause 22.2 shall pay to the Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from the Borrower in respect of which the Borrower made the increased payment Provided that:

(a)	the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;

(b)	nothing in this Clause 22.4 shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c)	nothing in this Clause 22.4 shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrower had not been required to make a tax deduction from a payment;

(d)	any allocation or determination made by a Creditor Party under or in connection with this Clause 22.4 shall be conclusive and binding on the Borrower and the other Creditor Parties;

(e)	nothing in this Clause 22.4 shall oblige any Creditor Party to disclose to any information relating to its affairs (tax or otherwise) or those of its ultimate payment company (or any subsidiary thereof) or any computations in respect of tax; and

(f)	the Creditor Party’s tax affairs for its tax year in respect of which such credit or repayment was obtained have been finally settled.

22.5	Exclusion of tax on overall net income. In this Clause 22 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

22.6	Value Added Tax.

(a)	All amounts expressed to be payable under a Finance Document by any party to a Creditor Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Creditor Part to any part in connection with a Finance Document, that party shall pay to the Creditor Party (in additional to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)	Where a Finance Document requires any party to reimburse a Creditor Party for any costs or expenses, that party shall also at the same time pay and indemnify the Creditor Party against all VAT incurred by the Creditor Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

22.7	Application to Master Agreements. For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

23	ILLEGALITY, ETC

23.1	Illegality. This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2	Notification of illegality. The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3	Prepayment; termination of Term Commitment and Newbuilding Commitment. On the Agent notifying the Borrower under Clause 23.2, the Notifying Lender’s Term Commitment and Newbuilding Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Term Contribution and Newbuilding Contribution in accordance with Clause 8.

23.4	Mitigation. If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24	INCREASED COSTS

24.1	Increased costs. This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)	the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)	complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

24.2	Meaning of “increased cost”. In this Clause 24, “increased cost” means, in relation to a Notifying Lender:

(a)	an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Term Commitment, Newbuilding Commitment, Term Contribution or Newbuilding Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Term Contribution, Newbuilding Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)	an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Term Contribution or Newbuilding Contribution or (as the case may require) the proportion of that cost attributable to its Term Contribution or Newbuilding Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item arising directly out of the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates).

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3	Notification to Borrower of claim for increased costs. The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4	Payment of increased costs. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5	Notice of prepayment. If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrower may give the Agent not less than 15 Business Days’ notice of its intention to prepay the Notifying Lender’s Term Contribution and Newbuilding Contribution or to procure a Transferee lender.

24.6	Prepayment; termination of Term Commitment and Newbuilding Commitment. A notice of prepayment under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Term Commitment and the Newbuilding Commitment of the Notifying Lender shall be cancelled; and

(b)	on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender’s Term Contribution and Newbuilding Contribution, together with accrued interest thereon at the applicable rate (including the Mandatory Cost (if any)) plus the applicable Margin.

24.7	Application of prepayment. Clauses 8.7, 8.10, 8.11 and 8.12 shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances. Each Creditor Party may, at any time after the occurrence of an Event of Default which is continuing, without prior notice:

(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2	Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3	Sums deemed due to a Lender. For the purposes of this Clause 25, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4	No Security Interest. This Clause 25 gives the Creditor Parties a contractual right of set-off only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1	Transfer by Borrower. The Borrower may not, without the consent of the Agent given on the instructions of all the Lenders, transfer any of its rights, liabilities or obligations under any Finance Document.

26.2	Transfer by a Lender. Subject to Clause 26.4, a Lender (the “Transferor Lender”) may, at its own cost, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) or without the consent of the Borrower if an Event of Default or a Potential Event of Default has occurred and is continuing, cause:

(a)	its rights in respect of all or pro rata parts of its Term Contribution and its Newbuilding Contribution; or

(b)	its obligations in respect of all or pro rata parts of its Term Commitment and its Newbuilding Commitment; or

(c)	a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender Provided that a Lender may make such transfer to any wholly owned subsidiary of it, to its parent company or to another subsidiary of its parent company without the consent of the Borrower and the fee referred to in Clause 26.11 shall not apply in relation to any such transfer.

Without prejudice to the foregoing, any such transfer by a Lender shall be subject to the following further conditions:

(i)	the amount of the Contribution and/or Commitment of the Lender which is to be transferred shall not be less than $20,000,000 unless the Agent agrees otherwise;

(ii)	the Agent shall approve the transfer (such approval not to be unreasonably withheld); and

(iii)	payment of the fee in accordance with Clause 26.11.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

26.3	Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee, each of the other Lenders and each of the Swap Banks;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b).

26.4	Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5	No transfer without Transfer Certificate. No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6

Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Term Commitment, Newbuilding Commitment, Term Contribution or Newbuilding Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender’s Term Commitment and Newbuilding Commitment are each discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with a Term Contribution and a Newbuilding Contribution and with a Term Commitment and Newbuilding Commitment of the amounts specified in the Transfer Certificate;

(d)	the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)	any part of the Term Facility or the Newbuilding Facility which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(f)	the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)	in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8	Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Term Commitment, Newbuilding Commitment, Term Contribution, Newbuilding Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.

26.9	Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Term Commitment, Newbuilding Commitment, Term Contribution and Newbuilding Contribution and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Agent to sign Transfer Certificates. The Borrower, the Security Trustees, each Lender and each Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

26.11	Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,500 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

26.12	Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13	Disclosure of information. A Lender may disclose to a potential Transferee Lender or sub-participant any information which that Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature. Without prejudice to the foregoing, a Lender may disclose any financial information delivered by the Borrower hereunder and such other information in relation to the Borrower and its subsidiaries which it may obtain pursuant to this Agreement to authorities in any other countries where that Lender, its subsidiaries, branches and representative officers or any other entity of that Lender are represented:

(a)	where such authority has requested information from the relevant entity of that Lender; and

(b)	such disclosure is required by law, regulation or administrative order in order for that Lender to meet its legal requirements relating to reduction and/or prevention of money laundering, terrorism or corruption.

26.14	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15	Notification. On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16	Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

26.17	Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office. If:

(a)	a Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clause 26.2 or changes its lending office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs the Borrower would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 21.1 in respect of any tax, Clause 22 or Clause 24, then the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred.

27	VARIATIONS AND WAIVERS

27.1	Variations, waivers etc. by Majority Lenders. Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2	Variations, waivers etc. requiring agreement of all Lenders. However, as regards the following, Clause 27.1 applies as if the words “by the Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender”:

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to the Total Commitments;

(d)	a change to the definition of “Majority Lenders” or “Finance Documents”;

(e)	a change to the preamble or to Clause 2, 3, 4, 5.1, 17, 18 or 30;

(f)	a change to this Clause 27;

(g)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(h)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

27.3	Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1	General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice shall be sent:

(a) to the Borrower:	de Gerlachekaai 20
B-2000 Antwerp
Belgium

Fax No: 32 3 247 4409
Attn: Finance Director

(b) to a Lender:	At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(c) to a Swap Bank	At the address below its name in Schedule 2

(d) to the Agent and the Security Trustee:	Middelthuns gate 17
P.O. Box 1166, Sentrum
0107 Oslo
Norway

Loan administration matters:
Fax No: (47) 22 48 42 78
Attn: International Loans Administration

Credit matters:
Fax No: (47) 22 48 66 68
Attn: Shipping, Offshore and Oil Services

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Banks and the Security Parties.

28.3	Effective date of notices. Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5	Illegible notices. Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6	Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	Electronic communication. Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their respective addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.8	English language. Any notice under or in connection with a Finance Document shall be in English.

28.9	Meaning of “notice”. In this Clause 28, “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2	Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3	Counterparts. A Finance Document may be executed in any number of counterparts.

29.4	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30	LAW AND JURISDICTION

30.1	English law. This Agreement (other than Clause 3.6) and any non contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. Clause 3.6 shall be governed by, and construed in accordance with, Belgian law.

30.2	Exclusive English jurisdiction. Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

30.3	Choice of forum for the exclusive benefit of the Creditor Parties. Clause 30.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

30.4	Process agent. The Borrower irrevocably appoints Euronav (UK) Agencies Ltd at its registered office for the time being, presently at Moreau House, 3rd Floor, 116 Brompton Road, London SW3 1JJ, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

30.5	Creditor Party rights unaffected. Nothing in this Clause 30 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6	Meaning of “proceedings”. In this Clause 30, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any noncontractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Term Commitment (US$)	Newbuilding Commitment (US$)	Total Commitment (US$)

Nordea Bank Norge ASA	Middelthuns gate 17	39,233,334	15,766,666	55,000,000
	P.O. Box 1166, Sentrum
	0107 Oslo
	Norway
	Credit Matters:
	Tel: +47 22 48 50 00
	Fax: +47 22 48 66 68
	Attn: Shipping, Offshore and Oil Services
	Administration Matters:
	Tel: (47) 22 48 50 00
	Fax: (47) 22 48 42 78
	Attn: International Loan Administration

Calyon	9 quai du President Paul Doumer	39,233,333	15,766,667	55,000,000
	92920 Paris La Defense Cedex
	France
	Credit Matters:
	Tel: +44 (0) 207 214 5996/5993
	Fax: +44 (0) 207 214 6689
	Attn: Dilhan Sebastian/Justin Lande
	Administration Matters:
	Tel: +33 1 41 89 12 49
	Fax: +33 1 41 89 19 34
	Attn: Sylvie Godet Couery

Société Générale	29 Boulevard Haussmann	39,233,333	15,766,667	55,000,000
	75009 Paris
	France
	Credit Matters:
	Tel: +33 1 42 13 76 24/+33 1 42 13 06 94
	Fax: +33 1 46 92 46 22
	Attn: Camille Barthelemy/Claire Philippon
	Administration Matters:
	Tel: +33 1 42 14 35 83
	Fax: +33 1 46 92 46 08
	Attn: Ginette Richard

Bank of America, National Association	555 California Street, 4th Floor	21,400,000	8,600,000	30,000,000
	San Francisco, CA 94014
	USA
	Credit Matters:
	Tel: +44 (0) 207 174 6322
	Fax: +44 (0) 207 174 6474
	Attn: Roy Poland
	Administration Matters:
	Tel: +415 765 1803
	Fax: +415 765 7373
	Attn: Anita Garfagnoli

Lender	Lending Office	Term Commitment (US$)	Newbuilding Commitment (US$)	Total Commitment (US$)

	25th Floor	21,400,000	8,600,000	30,000,000
Scotiabank (Hong Kong) Limited	United Centre
	95 Queensway
	Hong Kong
	Credit and Administration Matters:
	Tel: +(852) 2529 5511
	Fax: +(852) 2527 2527
	Attn: Mr Osbert Ho

Skandinaviska Enskilda Banken AB (publ)	Kungsträdgardsgatan 8	17,833,333	7,166,667	25,000,000
	SE-106 40 Stockholm
	Sweden
	Credit Matters:
	Tel: +44 (0) 207 246 4303
	Fax: +44 (0) 207 236 5144
	Attn: Egil Aarrestad
	Administration Matters:
	Tel: +468 763 8553
	Fax: +468 611 0384
	Attn: Lars Hansson

Dexia Bank Belgium NV	Boulevard Pacheco 44	14,266,667	5,733,333	20,000,000
	1000 Brussels G1 04/12
	Belgium
	Tel: +32 (0) 2222 4353/+32 (0) 2222 1676
	Fax: +32 (0) 2222 2311
	Attn: Danny Feremans/Emanuel Falisse
	Administration Matters:
	Tel: +32 (0) 2222 7620/+32 (0) 2222 2069
	Fax: +32 (0) 2222 7980
	Attn: Nikolaas Poppe/Katrien De Schepper

DnB Nor Bank ASA	20 St. Dunstans Hill	10,700,000	4,300,000	15,000,000
	London EC3R 8HY
	England
	Credit Matters:
	Tel: +44 (0) 207 621 6046
	Fax: +44 (0) 207 621 6931
	Attn: Jon Matthews
	Administration Matters:
	Tel: +44 (0) 207 621 6067
	Fax: +44 (0) 207 420 3330
	Attn: Renato Mariano

Fortis Bank, a sociéte anonyme incorporated in Belgian, acting through its UK Branch	5 Aldermanbury Square	8,916,667	3,583,333	12,500,000
	London EC2V 7HR
	England
	Credit Matters:
	Tel: +44 (0) 203 296 8476/8706
	Fax: +44 (0) 203 296 8889
	Attn: Paul Barnes/Thomas Bashford
	Administration Matters:
	Tel: +44 (0) 203 296 8782
	Fax: +44 (0) 202 296 8101
	Attn: James Everitt

Lender	Lending Office	Term Commitment (US$)	Newbuilding Commitment (US$)	Total Commitment (US$)

Ethias Bank	Avenue de l’Astronomié, 19,	1,783,333	716,667	2,500,000
	1210 Brussels
	Belgium
	Credit Matters:
	Tel: +33 2 210 9642
	Fax: +33 2 210 9640
	Attn: Jadoul Xavier
	Administration Matters:
	Tel: +33 2 229 6014
	Fax: +33 2 229 9640
	Attn: Gudelj Véronique

SCHEDULE 2

MAXIMUM ADVANCES

Ship	Ship Name	Term Advance Drawdown Amount (US$)	Newbuilding Advance Drawdown Amount (US$)
“Ship 1”	CAP FELIX	43,000,000
“Ship 2”	CAP THEODORA	43,000,000
“Ship 3”	OLYMPIA	64,000,000
“Ship 4”	ANTARCTICA	64,000,000
“Ship 5”	SAMSUNG HULL NO 1743 (TBN FELICITY)		43,000,000
“Ship 6”	SAMSUNG HULL NO 1744		43,000,000

SCHEDULE 3

DRAWDOWN NOTICE

To:	Nordea Bank Norge ASA
Middelthuns gate 17
P.O. Box 1166, Sentrum
0107 Oslo
Norway

Attn:	Loans Administration

[—]

DRAWDOWN NOTICE

1	We refer to the loan agreement (the “Loan Agreement”) dated [—] 2009 and made between ourselves, as Borrower, the Lenders referred to therein, the Lead Arrangers and Co-Arrangers referred to therein and yourselves as Agent and Security Trustee in connection with a loan facility of US$300,000,000 comprising a Term Loan Facility of US$214,000,000 and a Newbuilding Facility of US$86,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow an Advance under the [Term Loan Facility] [Newbuilding Facility] as follows:

(a)	Amount: US$[—];

(b)	Drawdown Date: [—];

(c)	Duration of the [first] Interest Period shall be [—] months;

(d)	Payment instructions: account of [—] and numbered [—] with [—] of [—].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance.

4	This notice cannot be revoked without the prior consent of the Majority Lenders,

[Name of Signatory]

for and on behalf of
EURONAV NV

SCHEDULE 4

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1	A duly executed original of this Agreement, the Agency and Trust Deed and the Accounts Security Deed.

2	Copies of the certificate of incorporation and constitutional documents of the Borrower.

3	Copies of resolutions of the directors of the Borrower authorising the execution of the relevant Mortgages to the extent that these are required in connection with the registration of any of the Mortgages.

4	The original of any power of attorney under which any Finance Document is to be executed on behalf of the Borrower.

5	Copies of all consents which the Borrower requires to enter into, or make any payment under, any Finance Document.

6	Copies of the Shipbuilding Contracts and of all documents signed or issued by the Borrower (or the Builder) under or in connection thereto.

7	Copies of the Time Charters (including any addenda thereto).

8	Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

9	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Belgium, Norway and such other relevant jurisdictions as the Agent may require.

PART B

The following are the documents referred to in Clause 9.1(c).

1	A duly executed original of the Mortgage, the General Security Deed and the Time Charter Security Deed (Provided that the Time Charter Security Deed shall not include Ship 2) in relation to the Owned Ships (and of each document required to be delivered by its terms).

2	Documentary evidence that each Owned Ship (other than Ship 2 in the case of paragraph (f)):

(a)	is definitively and permanently registered in the name of the Borrower under the Approved Flag;

(b)	is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(c)	maintains class acceptable to the Agent free of all overdue recommendations and conditions of the relevant classification society;

(d)	the Mortgage in relation to the Owned Ship has been duly registered against that Owned Ship as valid first priority ship mortgage in accordance with the laws of the Approved Flag of that Ship;

(e)	it is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with; and

(f)	it has been delivered to and accepted by the Time Charterer under the Time Charter applicable to it and continues to operate under the Time Charter applicable to it.

3	Documents establishing that each Owned Ship will, as from the Term Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)	a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of that Ship and subordinating the rights of the Approved Managers against that Ship and the Borrower to the rights of the Creditor Parties under the Finance Documents; and

(b)	copies of the Approved Manager’s Document of Compliance and of that Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and the ISSC.

4	Two valuations of the each Owned Ship addressed to the Agent, stated to be for the purposes of this Agreement and dated no earlier than 2 months before the relevant Drawdown Date, from 2 Approved Shipbrokers.

5	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Belgium, Greece, France and such other relevant jurisdictions as the Agent may require.

6	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Owned Ships as the Agent may require.

7	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART C

The following are the documents referred to in Clause 9.1(d). The “Newbuilding” means the particular Newbuilding to which the Advance relates.

1	A duly executed original of the Mortgage, the General Security Deed and, if applicable, any charter assignment required pursuant to Clause 11.17 in relation to the Newbuilding (and of each document required to be delivered by its terms).

2	Documentary evidence that:

(a)	the Newbuilding has been unconditionally delivered by the Builder to, and accepted by, the Borrower, and the full purchase price payable to the Builder (in addition to the part to be financed by the Newbuilding Facility) has been duly paid;

(b)	the Newbuilding is definitively and permanently registered in the name of the Borrower under an Approved Flag;

(c)	the Newbuilding is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(d)	the Newbuilding maintains class acceptable to the Agent free of all overdue recommendations and conditions of the relevant classification society;

(e)	the Mortgage in relation to the Newbuilding has been duly registered against the Newbuilding as a valid first priority ship mortgage in accordance with the laws of the flag of that Newbuilding; and

(f)	the Newbuilding is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3	Documents establishing that the Newbuilding will, as from the relevant Newbuilding Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)	a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of the Newbuilding and subordinating the rights of the Approved Managers against the Newbuilding and the Borrower to the rights of the Creditor Parties under the Finance Documents; and

(b)	copies of the Approved Manager’s Document of Compliance and of the Newbuilding’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and the ISSC.

4	2 valuations of the Newbuilding, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than 2 weeks before the relevant Newbuilding Drawdown Date, from 2 Approved Shipbrokers.

5	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Belgian and, if different, the jurisdiction of the Approved Flag on which the relevant Newbuilding is registered and such other relevant jurisdictions as the Agent may require.

6	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Newbuilding as the Agent may require.

7	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Each of the documents specified in paragraphs 2, 3, 5 and 6 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	[Name of Agent] for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, each Lender and each Arranger, as defined in the Loan Agreement referred to below.

1	This Certificate relates to a loan agreement (the “Loan Agreement”) dated [—] 2009 and made between (1) Euronav NV (the “Borrower”), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Lead Arrangers, (4) the banks and financial institutions named therein as Co-Arrangers, (5) Nordea Bank Norge ASA as Agent and (6) Nordea Bank Norge ASA as Security Trustee for a loan facility of US$300,000,000 comprising a term loan facility of US$214,000,000 and a newbuilding facility of US$86,000,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

“Relevant Parties” means the Agent, the Borrower, each Security Party, the Security Trustee, each Lead Arranger and each Lender and each Swap Bank;

“Transferor” means [full name] of [lending office]; and

“Transferee” means [full name] of [lending office].

3	The effective date of this Certificate is [—] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4	The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [—] per cent. of its Term Contribution and [—] per cent, of its Newbuilding Contribution, which percentages represent $[—], $[—] and $[—] respectively.

5	By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Term Commitment and Newbuilding Commitment which amount to $[—], $[—] and $[—] respectively] [from [—] per cent. of its Term Commitment and [—] per cent. of its Newbuilding Commitment, which percentages represent $[—], $[—] and $[—] respectively] and the Transferee acquires a Term Commitment and a Newbuilding Commitment of $[—], $[—] and $[—] respectively.

6	The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7	The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)	undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective,

(ii)	the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)	it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or Security Party under the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10

The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11	The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note:	This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 6

DETAILS OF SHIPS

Ship	Owner	Ship name	Flag	Year built	Size (dwt)	Type

1	Borrower	“CAP FELIX”	Belgian	2008	158,764	Suezmax Tanker

2	Borrower	“CAP THEODORA”	Greek	2008	158,800	Suezmax Tanker

3	Borrower	“OLYMPIA”	French	2008	315,981	VLCC

4	Borrower	“ANTARCTICA”	French	2009	315,981	VLCC

5	Borrower	SAMSUNG HULL NO 1743 (TBN “FELICITY”)	an Approved Flag	2009	159,000	Suezmax Tanker

6	Borrower	SAMSUNG HULL NO 1744	an Approved Flag	2009	159,000	Suezmax Tanker

SCHEDULE 7

DESIGNATION NOTICE

To:	Nordea Bank Norge ASA
Middelthuns gate 17
P.O. Box 1166, Sentrum
0107 Oslo
Norway

[date]

Dear Sirs

Loan Agreement dated [—] 2009 made between (i) Euronav NV as Borrower, (ii) the Lenders as referred to therein, (iii) the Lead Arrangers and the Co-Arrangers as referred to therein and (iv) yourselves as Agent and Security Trustee for a loan facility of up to US$300,000,000 (the “Loan Agreement”)

We refer to:

1.	the Loan Agreement;

2.	the Master Agreement dated as of [—] made between Euronav NV and [—]; and

3.	a Confirmation delivered pursuant to the said Master Agreement dated [—] and addressed by [—] to Euronav NV.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully

for and on behalf of	for and on behalf of
EURONAV NV	[SWAP BANK]

SCHEDULE 8

MANDATORY COST FORMULA

1	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3	The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Advances made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

	E x 0.01	per cent. per annum
300

Where:

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3,6 and 7 above is true and correct in all respects.

10	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12	The Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE 9

FORM OF CERTIFICATE OF COMPLIANCE

To:	Nordea Bank Norge ASA
Middelthuns gate 17
P.O. Box 1166, Sentrum
0107 Oslo
Norway

From:	Euronav NV

OFFICER’S CERTIFICATE

This Certificate is rendered pursuant to clause 11.5(e) of the loan agreement dated [—] 2009 (the “Loan Agreement”) and entered into between (i) ourselves, Euronav NV, as Borrower, (ii) the banks and financial institutions listed in Schedule 1 therein as Lenders, (iii) the banks and financial institutions defined therein as Lead Arrangers, (iv) the banks and finance ail institutions defined therein as Co-Arrangers, (v) Nordea Bank Norge ASA as Agent and (vi) Nordea Bank Norge ASA as Security Trustee, relating to a loan facility of US$300,000,000 comprising a term loan facility of US$214,000,000 and a newbuilding facility of US$86,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

I, the Chief Financial Officer of the Borrower, hereby certify that:

1	Attached to this Certificate [are][is] the latest [audited consolidated accounts of the Borrower’s Group and audited individual accounts of the Borrower for the financial year ending on [—]] [unaudited consolidated balance sheet of the Borrower’s Group and the unaudited individual balance sheet of the Borrower in relation to the [first] [second] [third] [fourth] quarter of the financial year ending on [—]] (the “Accounts”).

2	Set out below are the respective amounts, in US Dollars, of the Current Assets, Current Liabilities, Free Liquid Assets, Stockholders’ Equity, Total Assets and Total Indebtedness of the Borrower’s Group as at [—]:

US Dollars

Current Assets	[	—]

Current Liabilities	[	—]

Free Liquid Assets

Cash and cash equivalents	[	—]

Stockholders’ Equity	[	—]

Total Assets	[	—]

Total Indebtedness	[	—]

3	Accordingly, as at the date of this Certificate the financial covenants set out in Clause 12.5 of the Loan Agreement [are] [are not] complied with, in that as at [—]:

(a)	Current Assets exceed Current Liabilities by US$[—];

(b)	Free Liquid Assets are US$[—] and US$[—] when excluding amounts available under any credit lines.

3 per cent. of Total Indebtedness is US$[—]; and

(c)	the ratio of Stockholders’ Equity to Total Assets is [—] per cent.;

[or, as the case may be, specify in what respect any of the financial covenants are not complied with.]

4	As at [—] no Event of Default has occurred and is continuing.

[or, specify/identify any Event of Default]

The Borrower is in compliance with Clause 15.1 of the Loan Agreement.

[If not, specify this and what is proposed as regards Clause 15.2]

The Fair Market Value of the Ships which are subject to a Mortgage is as follows as at [date]:

Name of Ship	Name of first shipbroker providing valuation	Name of second shipbroker providing valuation	Average market value

[—]	[—]	[—]	[—]

Chief financial officer
EURONAV NV

EXECUTION PAGES

BORROWER

SIGNED by		)
EMMA LOVELL		)
for and on behalf of		)
EURONAV NV		)
in the presence of:		)	Emma Lovell
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
LENDERS	London EC2A 2HB

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
NORDEA BANK NORGE ASA		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
CALYON		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
SOCIÉTÉ GÉNÉRALE		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
SIGNED by		)
)
for and on behalf of		)
BANK OF AMERICA,		)
NATIONAL ASSOCIATION		)
in its capacity as a Lender		)
in the presence of:		)

EXECUTION PAGES

BORROWER

SIGNED by		)
EMMA LOVELL		)
for and on behalf of		)
EURONAV NV		)
in the presence of:		)	Emma Lovell
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
LENDERS	London EC2A 2HB

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
NORDEA BANK NORGE ASA		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
CALYON		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
SOCIÉTÉ GÉNÉRALE		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
SIGNED by		)
)
for and on behalf of		)	Anita L. Garfagnoli
BANK OF AMERICA,		)	Vice President
NATIONAL ASSOCIATION		)
in its capacity as a Lender		)
in the presence of:		)
Demetria Vong-Spillan
Assistant General Counsel
Bank of America, National Association
555 California St.
San Francisco, CA 94104

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
SCOTIABANK (HONG KONG) LIMITED		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
SKANDINAVISKA ENSKILDA		)
BANKEN AB (PUBL)		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
DEXIA BANK BELGIUM NV		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
DNB NOR BANK ASA		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
FORTIS BANK		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
ETHIAS BANK		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
LEAD ARRANGERS

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
NORDEA BANK NORGE ASA		)
in its capacity as a Lead Arranger		)	Simon Petch
in the presence of:		)	Attorney-in-Fact
Sarah Phillips
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
CALYON		)
in its capacity as a Lead Arranger		)	Simon Petch
in the presence of:		)	Attorney-in-Fact
Sarah Phillips
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
SOCIÉTÉ GÉNÉRALE		)
in its capacity as a Lead Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
)
for and on behalf of		)
BANK OF AMERICA,		)
NATIONAL ASSOCIATION		)
in its capacity as a Lead Arranger		)
in the presence of:		)

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
ETHIAS BANK		)
in its capacity as a Lender		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
LEAD ARRANGERS

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
NORDEA BANK NORGE ASA		)
in its capacity as a Lead Arranger		)	Simon Petch
in the presence of:		)	Attorney-in-Fact
Sarah Phillips
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
CALYON		)
in its capacity as a Lead Arranger		)	Simon Petch
in the presence of:		)	Attorney-in-Fact
Sarah Phillips
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
SOCIÉTÉ GÉNÉRALE		)
in its capacity as a Lead Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
)
for and on behalf of		)
BANK OF AMERICA,		)
NATIONAL ASSOCIATION		)	Anita L. Garfagnoli
in its capacity as a Lead Arranger		)	Vice President
in the presence of:		)

Demetria Vong-Spillan
Assistant General Counsel
Bank of America, National Association
555 California St.
San Francisco, CA 94104

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
SCOTIABANK (HONG KONG) LIMITED		)
in its capacity as a Lead Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
CO-ARRANGERS

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
SKANDINAVISKA ENSKILDA		)
BANKEN AB (PUBL)		)
in its capacity as a Co-Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
DEXIA BANK BELGIUM NV		)
in its capacity as a Co-Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
DNB NOR BANK ASA		)
in its capacity as a Co-Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
SIGNED by	London EC2A 2HB	)
SIMON PETCH		)
for and on behalf of		)
FORTIS BANK		)
in its capacity as a Co-Arranger		)
in the presence of:		)	Simon Petch
Attorney-in-Fact
Sarah Phillips
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
ETHIAS BANK		)
in its capacity as a Co-Arranger		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
AGENT

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
NORDEA BANK NORGE ASA		)
in its capacity as Agent		)	Simon Petch
in the presence of:		)	Attorney-in-Fact
Sarah Phillips
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
SECURITY TRUSTEE

SIGNED by		)
SIMON PETCH		)
for and on behalf of		)
NORDEA BANK NORGE ASA		)
in its capacity as Security Trustee		)
in the presence of:		)	Simon Petch
	Sarah Phillips		Attorney-in-Fact
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB